                                                                      Exhibit 99

                         Form 4 Joint Filer Information

Name:                                    Steel Partners, L.L.C.

Address:                                 590 Madison Avenue, 32nd Floor
                                         New York, New York 10022

Designated Filer:                        Steel Partners II, L.P.

Issuer & Ticker Symbol:                  The Cronos Group ("CRNS")

Statement for Month/Day/Year:            09/26/03

Name:                                    Warren G. Lichtenstein

Address:                                 590 Madison Avenue, 32nd Floor
                                         New York, New York 10022

Designated Filer:                        Steel Partners II, L.P.

Issuer & Ticker Symbol:                  The Cronos Group ("CRNS")

Statement for Month/Day/Year:            09/26/03

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